                                                                  Exhibit (g)(3)


                       STATE STREET BANK AND TRUST COMPANY
                       CUSTODY AND ACCOUNTING FEE SCHEDULE
                         RUSSELL INVESTMENT FUNDS (RIF)
                             (LISTED ON ADDENDUM A)
                           EFFECTIVE FEBRUARY 1, 2004


None of the following fees shall apply to the Start-Up Period (as defined on Exhibit A) for any fund. Fees for funds during Start-Up Periods are set forth on Exhibit A.

A.    FUND ACCOUNTING

      The following fund accounting fees shall not apply to funds of funds.

      Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate Net Asset Value daily. Provide selected general ledger reports. The fees shown below are billed and payable monthly on a pro rata basis, based on month end net assets.

      Domestic accounting                             1.25 Basis Points annually

            Plus a flat fee per money manager account (excluding the liquidity reserve account) equal to $7,500.00 annually

      International accounting                        2.0 Basis Points annually

            Plus a flat fee per money manager account (excluding the liquidity reserve account) equal to $7,500.00 annually

      Minimum fund accounting fees (section A fees) for funds commencing operations after January 2004 is $30,000.00 annually per fund.


B.    CUSTODY

      The following custody fees shall not apply to funds of funds.

      Maintain custody of fund assets. Settle portfolio purchases and sales. Report trade fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor Corporate Actions. Report portfolio positions.

      DOMESTIC CUSTODY

      A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets (excluding assets invested in a FRIC money market fund pursuant to FRIC's cash sweep program)

            First $10 Billion                   .50 Basis Points annually
            Over $10 Billion                    .40 Basis Points annually

GLOBAL CUSTODY

A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets.

GROUP I          GROUP II       GROUP III         GROUP IV        GROUP IV
-------          --------       ---------         --------        --------
Australia        Hong Kong      Argentina         Bahrain         Peru
Austria          Indonesia      Bermuda           Bangladesh      Qatar
Belgium          Malaysia       Botswana          Benin           Russia
Canada           Mexico         Brazil            Bolivia         Senegel
Denmark          Singapore      Bulgaria          Burkina Fasco   Slovenia
**Euroclear      South Africa   Chile             Cayman Island   Swaziland
Finland          Thailand       China             Colombia        Togo
France                          Czech Republic    Costa Rica      Trinidad and Tobago
Germany                         Egypt             Croatia         Tunisia
Ireland                         Greece            Cyprus          Uganda
Italy                           Hungary           Ecuador         Ukraine
Japan                           Iceland           Estonia         United Arab Emirates
Netherlands                     India             Ghana           Uruguay
New Zealand                     Israel            Guinea-Bissau   Venezuela
Norway                          Kenya             Ivory Coast     Vietnam
Spain                           Lithuania         Jamaica         Zambia
Sweden                          Mauritius         Jordan          Zimbabwe
Switzerland                     Pakistan          Kazakhstan
United Kingdom                  Philippines       Latvia
                                Poland            Lebanon
                                Portugal          Mali
                                Puerto Rico       Morocco
                                Romania           Namibia
                                Slovak Republic   Niger
                                South Korea       Nigeria
                                Sri Lanka         Oman
                                Taiwan            Palestine
                                Turkey            Panama

----------
**    Fixed Income assets only

ASSET CHARGE* (ANNUAL BASIS POINT CHARGES)

                  GROUP I  GROUP II                      GROUP III               GROUP IV
                  -------  --------                      ---------               --------
First $1 Billion     6        10     First $500 Million      21     All assets      35

Over $1 Billion      3         5     Over $500 Million       15     All assets      35

----------
* Excludes: Agent, depository and local auditing fees, stamp duties and registration fees

C.    PORTFOLIO TRANSACTIONS

      The following transaction fees shall not apply to funds of funds.

            Group              Trade charge        In kind trade charge
            -----              ------------        --------------------
              I                   $30.00                  $20.00
              II                  $45.00                  $30.00
             III                  $90.00                  $60.00
              IV                 $110.00                  $75.00

      DTC                                                   $7.00

      Fed Book Entry                                       $13.00

      NY Physical Settlements                              $13.00

      PTC purchase, sale, deposit or withdrawal            $13.00

      Foreign Exchange Trade                               $25.00

      U. S. In Kind transfers                               $5.00

      International Margins                                 $5.00

      Futures                                               $5.00

      Options                                               $5.00

      Paydowns                                              $5.00

      Maturity Collections                              No charge

      FRIC money market trades                          No charge

      All other trades                                     $13.00

      MANUAL TRADE CHARGE: An additional per trade charge will apply to those trades not delivered electronically in good form to facilitate straight through processing.

      The following additional charges will be implemented prospectively on any additional money manager portfolio assignments commencing after January 2004:

      U. S. Domestic trades   $15.00 additional fee per trade
      Non U. S. trades        $25.00 additional fee per trade

D.    PRICING

      The following pricing fees shall not apply to funds of funds or money market funds.


      MONTHLY QUOTE CHARGE, BASED ON MONTH END POSITIONS:

      Base pricing charge, per fund, annually           $4,500.00

      Plus the following charges which shall be charged per unique security position, by fund

            U. S. Equities                                  $8.25

            Global Equities                                 $8.25

            Bonds                                           $8.25

            Other                                           $8.25

      FAIR VALUE PRICING:

      ITG fee per fund annually, see out of pocket section

      State Street fee per fund annually                $4,000.00

E.    SEC YIELD CALCULATION

      If applicable, an Annual Fee per fund             $4,200.00

F.    ON-LINE ACCESS CHARGE

      For each Frank Russell Investment Company Fund set forth on Addendum A hereto, $2,500 per fund on an annual basis.

G.    MULTIPLE CLASSES OF SHARES

      An additional fee will be applied for each class of shares excluding the initial class of shares, if more than one class is operational in a fund.

      First class                         No charge
      Each Additional Class               $5,100.00 annually per class

H.    FUND OF FUNDS

      Accounting Fee, Daily Priced        $3,100.00 annually per fund of fund
      Transactions                        $5.00 each

      Other sections of this fee schedule, with the exception of SEC Yield Calculation, Multiple Class, Special Services and Out of Pocket expenses, are not applicable to funds of funds.

I.    EARNINGS CREDIT

      A balance credit will be applied against the above fees (excluding Out-of-Pocket expenses). The credit is based on 50% of the average 90 day Treasury Bill rate for the month, times the average collected balance in the custodian demand deposit account for the month billed.

J.    SPECIAL SERVICES

      Wash Sales System, annual charge per fund                   $3,000.00

      iTELS, annual charge per fund                               $3,000.00

      Qualified dividend income reporting, per fund               $500.00
         (for up to three reports per fund in a calendar year)

K.    OUT-OF-POCKET EXPENSES

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket fees include, but are not limited to the following:

      -     Annual maintenance fee for each customized program/transmission
            ($3,000)

      -     ITG fair value fee per fund annually $10,000.00

      -     Telephone & other communication/lease line charges

      - SWIFT trade charges included as part of global transaction fees, thus no OOP charge

      -     SAS 70 charges (pro rata portion)

      -     Wire charges (NO CHARGE) - Postage and Shipping Insurance

      -     Courier Service

      -     Duplicating

      -     Non Recurring Legal Fees

      -     Supplies related to Fund Records

      -     Sub-Custodian Out of Pocket Charges (stamp duty, registration, etc.)

      -     Proxy Fees

      -     Archive / document storage costs





RUSSELL INVESTMENT FUNDS               STATE STREET BANK AND TRUST COMPANY


BY:                                    BY:
       ----------------------------           ----------------------------
TITLE:    Treasurer                    TITLE:  Vice President
       ----------------------------           ----------------------------
DATE:     December 21, 2004            DATE:   December 10, 2004
       ----------------------------           ----------------------------

                                    EXHIBIT A


The following fee schedule shall apply to all funds during their first 12 months of operations (the "Start-Up Period").


I.  CUSTODY AND FUND ACCOUNTING

DOMESTIC EQUITY

US large cap                  3 basis points annually per fund
US mid cap                    4 basis points annually per fund
US small cap                  5 basis points annually per fund

INTERNATIONAL EQUITY

EAFE benchmark                10 basis points annually per fund
Emerging markets              25 basis points annually per fund

DOMESTIC FIXED INCOME

US short-term bond            3 basis points annually per fund
US intermediate bond          5 basis points annually per fund
US high yield bond            5 basis points annually per fund
Inflation linked bond         4 basis points annually per fund
International bond            9 basis points annually per fund

MONEY MARKET
US 2 a-7 (prime)              2 basis points annually per fund
US government                 1 basis point annually per fund

OTHER ASSET CLASSES
Real estate (REITS)           4 basis points annually per fund
Real estate f-o-f             3 basis points annually per fund
Hedge fund f-o-f              3 basis points annually per fund
Other alternative f-o-f       3 basis points annually per fund

PROVISION FOR NUMBER OF MANAGERS

The custody and fund accounting pricing schedule detailed above is only applicable for funds that do not exceed 4 money managers accounts (excluding the liquidity reserve account). Any fund that has more than 4 money manager accounts during the Start-Up Period will pay the flat fund accounting fee of $7,500 for each money manager account in excess of 4.

II.  PORTFOLIO TRANSACTIONS

No transactions charges except as set forth below.

All US In-Kind security transfers will be charged $5.00 per transaction. Global security In-Kind transfers will be charged fees consistent with the custody fee schedules (Group I $20, Group II $30, Group III $60 and Group IV $75). All transfer, re-registration, and stamp duty charges will be borne by the funds.

III.  MULTIPLE CLASS SHARES

ADDITIONAL CLASSES OF SHARES

Most funds will open with more than one share class. For the first 4 classes, State Street will waive its annual "per additional class" charge. For each share class added in addition to the initial 4, the funds will pay $5,000 per year.

First 4 classes         No charge - fees waived
Each additional class   $5,000 per year

IV.  SPECIAL SERVICES

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and preparation of special reports will be subject to negotiation.

V.  OUT-OF-POCKET EXPENSES

All OOP charges will be borne by the funds. A billing for the recovery of applicable OOP expenses will be made as of the end of each month. OOP fees include the following items:
          -Communications costs (telephone, lease lines, etc.)
          -Postage and insurance
          -Courier service
          -Duplicating
          -Non recurring legal fees
          -Supplies relating to fund records
          -Transfer fees
          -Sub-custodian OOP charges (stamp duty, registration fees, etc.) -Third-party internal control review letters
          -Wires ($5.00)
          -Customized programming ($175/hour)

                                   ADDENDUM A






RUSSELL INVESTMENTS FUNDS

GUBC  RIF MULTI STYLE EQUITY FUND
GUCC  RIF AGGRESSIVE EQUITY FUND
GUDC  RIF NON-US FUND
GUEC  RIF CORE BOND FUND
GUIC  RIF REAL ESTATE FUND





RUSSELL INVESTMENT FUNDS               STATE STREET BANK AND TRUST COMPANY


BY:                                    BY:
       ----------------------------           ----------------------------
TITLE:    Treasurer                    TITLE:  Vice President
       ----------------------------           ----------------------------
DATE:     December 21, 2004            DATE:   December 10, 2004
       ----------------------------           ----------------------------


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